UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 20, 2016

GOLUB CAPITAL BDC, INC.

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	814-00794	27-2326940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 South Wacker Drive, Suite 800, Chicago, IL	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 205-5050

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 20, 2016, Golub Capital BDC 2010-1 LLC (the “2010 Issuer”), an indirect subsidiary of Golub Capital BDC, Inc. (the “Company”), entered into an amendment (the “Amendment”) to the $350.0 million term debt securitization completed on July 16, 2010, as most recently amended on June 25, 2015 (the “2010 Debt Securitization”).

The Amendment amended the 2010 Debt Securitization to, among other things, (a) refinance the issued Class A notes issued by the 2010 Issuer (the “2010 Notes”) by redeeming in full the $203.0 million of Class A 2010 Notes and issuing new Class A-Refi 2010 Notes in an aggregate principal amount of $205.0 million that bear interest at a rate of three-month London Interbank Offered Rate (“LIBOR”) plus 1.90%, which is an increase from the rate of three-month LIBOR plus 1.74% of the Class A 2010 Notes that were redeemed, (b) refinance the Class B 2010 Notes by redeeming in full the $12.0 million of Class B 2010 Notes and issuing new Class B-Refi 2010 Notes in an aggregate principal amount of $10.0 million that bear interest at a rate of three-month LIBOR plus 2.40%, which is the same rate as the Class B 2010 Notes that were redeemed, and (c) extend the reinvestment period applicable to the 2010 Issuer to July 20, 2018. The Class B-Refi 2010 Notes were retained by Golub Capital BDC 2010-1 Holdings LLC, a direct subsidiary of the Company and the sole owner of the equity of the 2010 Issuer. Previously, the Class B 2010 Notes were held by a third party investor. The Company’s weighted average cost of funds in the 2010 Debt Securitization, inclusive of amortization of debt origination costs, will not change materially as a result of the Amendment.

The Class A-Refi and Class B-Refi 2010 Notes offered in the 2010 Debt Securitization were issued by and are secured obligations of the 2010 Issuer. As previously disclosed, the pool of loans in the 2010 Debt Securitization must meet certain requirements, including asset mix and concentration, collateral coverage, term, agency rating, minimum coupon, minimum spread and sector diversity requirements.

The description above is only a summary of the material provisions of the Amendment and is qualified in its entirety by reference to a copy of the supplemental indenture, which is filed as Exhibit 10.1 to this current report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Supplemental Indenture No. 3, dated as of October 20, 2016, by and between Golub Capital BDC 2010-1 LLC and U.S. Bank National Association, as trustee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Golub Capital BDC, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLUB CAPITAL BDC, INC.

Date: October 20, 2016	By:	/s/ Ross A. Teune
	Name:	Ross A. Teune
	Title:	Chief Financial Officer